EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

RiverSource New-York Tax-Exempt Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

Proposal 1. To elect trustees to the Board.*

------------------------------------------------------------------------------------------------------------------------------
                                                                    DOLLARS VOTED
                                             DOLLARS VOTED "FOR"      "WITHHOLD"          ABSTENTIONS       BROKER NON-VOTES
------------------------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                             257,387,769.632      11,757,209.690           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.                    256,686,038.951      12,458,940.371           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton                          256,577,463.647      12,567,515.675           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
04. William P. Carmichael                      256,504,325.559      12,640,653.763           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn                          256,491,961.764      12,653,017.558           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
06. William A. Hawkins                         256,763,069.598      12,381,909.724           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard                          256,777,128.640      12,367,850.682           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.                      256,678,176.583      12,466,802.739           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
09. John F. Maher                              257,016,440.518      12,128,538.804           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak                          256,847,456.303      12,297,523.019           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia                     257,016,493.091      12,128,486.231           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie                            256,863,481.181      12,281,498.141           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero                       256,660,505.777      12,484,473.545           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                              257,059,313.736      12,085,665.586           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby                       256,647,379.427      12,497,599.895           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------
16. William F. Truscott                        257,099,077.555      12,045,901.767           0.000               0.000
------------------------------------------------------------------------------------------------------------------------------


Proposal 2. To approve a proposed amendment to the Declaration of Trust.*

------------------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
------------------------------------------------------------------------------------------------------------------------------
        251,878,296.841                10,329,904.124                  6,936,773.227                     5.130
------------------------------------------------------------------------------------------------------------------------------


* All dollars of RiverSource Special Tax-Exempt Series Trust are voted together as a single class for election of trustees and the proposed amendment to the Declaration of Trust.

Columbia Minnesota Tax-Exempt Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

Proposal 1. To elect trustees to the Board.*

----------------------------------------------------------------------------------------------------------------------
                                        DOLLARS VOTED       DOLLARS VOTED
                                            "FOR"             "WITHHOLD"          ABSTENTIONS       BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                     257,387,769.632      11,757,209.690           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.            256,686,038.951      12,458,940.371           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton                  256,577,463.647      12,567,515.675           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
04. William P. Carmichael              256,504,325.559      12,640,653.763           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn                  256,491,961.764      12,653,017.558           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
06. William A. Hawkins                 256,763,069.598      12,381,909.724           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard                  256,777,128.640      12,367,850.682           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.              256,678,176.583      12,466,802.739           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
09. John F. Maher                      257,016,440.518      12,128,538.804           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak                  256,847,456.303      12,297,523.019           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia             257,016,493.091      12,128,486.231           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie                    256,863,481.181      12,281,498.141           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero               256,660,505.777      12,484,473.545           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                      257,059,313.736      12,085,665.586           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby               256,647,379.427      12,497,599.895           0.000               0.000
----------------------------------------------------------------------------------------------------------------------
16. William F. Truscott                257,099,077.555      12,045,901.767           0.000               0.000
----------------------------------------------------------------------------------------------------------------------

Proposal 2. To approve a proposed amendment to the Declaration of Trust.*

----------------------------------------------------------------------------------------------------------------------
     DOLLARS VOTED "FOR"        DOLLARS VOTED "AGAINST"            ABSTENTIONS               BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------------------
       251,878,296.841              10,329,904.124                6,936,773.227                    5.130
----------------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Special Tax-Exempt Series Trust are voted together as a single class for election of trustees and the proposed amendment to the Declaration of Trust.

Proposal 3. To approve a proposed Agreement and Plan of Redomiciling.

----------------------------------------------------------------------------------------------------------------------
     DOLLARS VOTED "FOR"        DOLLARS VOTED "AGAINST"            ABSTENTIONS               BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------------------
       192,936,588.324               8,658,648.870                6,546,653.487               26,694,652.680
----------------------------------------------------------------------------------------------------------------------

Proposal 4. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

----------------------------------------------------------------------------------------------------------------------
     DOLLARS VOTED "FOR"        DOLLARS VOTED "AGAINST"            ABSTENTIONS               BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------------------
       194,195,353.201               7,928,980.950                6,017,556.530               26,694,652.680
----------------------------------------------------------------------------------------------------------------------

Proposal 5. To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Company's board of trustees, but without obtaining shareholder approval.

----------------------------------------------------------------------------------------------------------------------
     DOLLARS VOTED "FOR"        DOLLARS VOTED "AGAINST"            ABSTENTIONS               BROKER NON-VOTES
----------------------------------------------------------------------------------------------------------------------
       189,385,218.967              12,422,179.753                6,334,491.961               26,694,652.680
----------------------------------------------------------------------------------------------------------------------